UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 2, 2014
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
20301 Ventura Blvd, Suite 126 Woodland Hills, California 91364 (Address of Principal Executive Offices and zip code)

(800) 977-5255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 18, 2014, a class action lawsuit (the “Complaint”) was filed against GrowLife, Inc., a Delaware corporation (the “Company”) in the United States District Court, Central District of California (Randy Romero v. Growlife, Inc. et al; Case No.: CV14-03015). The Complaint alleges two claims: (1) Violation of Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Act”) against the Company and the individual executive officers and board of directors (collectively, the “Board”); and (2) Violation of Section 20(a) of the Act against the members of the Board.

On May 2, 2014, the Company was served with the Complaint. The Complaint alleges (among other things) that the Company and the Board published certain documents and filings that were inaccurate and/or inadequate, causing Company securities to be traded at an inflated price. The Complaint further alleges that the Company’s and Board’s actions caused the members in the class action to suffer damages in an amount to be proven at trial. The Complaint also claims that members of the Board are in violation of Section 20(a) of the Act due to their position and relationship with the Company and their alleged involvement with the Company’s violation of Section 10(b) and Rule 10b-5 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GrowLife, Inc.

Date: May 8, 2014	By:	/s/ Sterling C. Scott
Sterling C. Scott
Chief Executive Officer